Marathon Patent Group Regains NASDAQ Compliance

Appoints Independent Board Members Michael Berg and S. Michael Rudolph

LOS ANGELES, August 21, 2018 (GLOBE NEWSWIRE) — Marathon Patent Group, Inc. (Nasdaq:MARA) (“Marathon” or the “Company”), today announced it has received formal notification from the Listing Qualifications Department of The NASDAQ Stock Market (“NASDAQ”) notifying Marathon that it has regained compliance with Listing Rule 5605(b)(1) and 5605(c)(2) for continued listing on The NASDAQ Stock Market, with the appointment of Michael Berg and S. Michael Rudolph, and that the matter is now closed. The Company’s common stock will continue to trade on NASDAQ.

On July 10, 2018, the Company was notified by the NASDAQ Stock Market that it no longer complied with the independent director position committee requirements of Listing Rules 5605(b)(1) The Company previously announced its plans to regain compliance through the appointment of two new independent directors to the Board.

Mr. Michael Berg has been a practicing accountant for over 30 years. He was an audit manager for Coopers & Lybrand (now PWC) in San Francisco and was the cofounder and served as the West Coast PIC of PMB Helin Donovan, a 100+ person CPA firm. Michael was the CFO of a public real estate company and a high-tech manufacturer and a research and development company. Michael has worked extensively with public companies and has participated in many public offerings in national markets. Michael will become the Chair of the Independent Audit Committee.

Mr. S. Michael Rudolph is President and CEO of The Edgehill Group, a proven leader with considerable senior management experience in financial services as well as having had a variety of diverse assignments in high technology businesses. Experience spans startups through large public companies. Specialties include: hedge funds, startup experience, turnaround situations, investment management and banking.

Merrick Okamoto, Marathon’s Chairman and CEO stated, “We’re pleased to announce our regaining compliance with NASDAQ with the addition of two highly qualified executives to our Board of Directors. I look forward to working with them with a goal of value creation for our shareholders.”

Investor Notice

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks, uncertainties and forward-looking statements described under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2017. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose part or all of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. In addition, our past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in the future. See “Safe Harbor” below.

Forward-Looking Statements

Statements made in this press release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “estimate,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Risk Factors” in the Company’s Annual Reports on Form 10-K, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

CONTACT INFORMATION

Name: Jason Assad

Phone: 678-570-6791

Email: Jason@marathonpg.com